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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 1996


                            JERRY'S FAMOUS DELI, INC.
             (Exact name of registrant as specified in its charter)


              California                   0-26956               95-3302338
     (State or other jurisdiction  (Commission File Number)    (IRS Employer
           of incorporation)                                 Identification No.)




                       12711 Ventura Boulevard, Suite 400
                          Studio City, California 91604
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:  (818) 766-8311
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Item 2.  Acquisition or Disposition of Assets

                  On June 30, 1996, Jerry's Famous Deli, Inc. (the "Company") completed the purchase of two delicatessen restaurants operated under the name "Solley's" and located in Woodland Hills, California and Sherman Oaks, California (collectively, the "Restaurants" and individually, a "Restaurant"). The purchase was completed pursuant to the terms of an Asset Purchase Agreement, dated June 11, 1996, among the Company, Solley's, Inc., a California corporation, and Sol Zide, the sole shareholder of Solley's, Inc.

                  The Woodland Hills Restaurant consists of approximately 6,975 square feet of leased space at 21857 Ventura Boulevard in Woodland Hills, California. Concurrently with the closing, the Company extended the lease to approximately 1,625 contiguous square feet and obtained an option to lease additional contiguous spaces of approximately 800 and 1,200 square feet. The Sherman Oaks Restaurant which is located at 4578 Van Nuys Boulevard in Sherman Oaks, California, consists of approximately 5,400 square feet of restaurant space and a separate bakery consisting of approximately 3,280 square feet.

                  The purchase price for the Restaurants and related assets was $2,325,000 and was paid in full at closing. Related assets acquired by the Company include restaurant equipment and fixtures, delivery vehicles and a limited five-year covenant not to compete from Sol Zide. The primary source of funds for the purchase was cash on hand as well as proceeds of loans made to the Company in May 1996 pursuant to a revolving line of credit with Bank of America which expired on June 1, 1996.

                  The Company intends to continue to operate the acquired Restaurants as delicatessen-style restaurants. The Company intends to convert one of the acquired Restaurants into a Jerry's Famous Deli restaurant as soon as possible and may elect to change the name, menu, format and hours of operations of the remaining Restaurant to conform to the Jerry's Famous Deli restaurant style. The bakery attached to the Sherman Oaks Restaurant will continue as a retail bakery and it is intended that production will be expanded to supply other Company restaurants in Southern California with baked goods.

                  For further information see the Asset Purchase Agreement and related lease documents filed herewith as Exhibits 10.1 through 10.7.


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Item 7.  Financial Statements and Exhibits

                  (a)      Financial Statements of Business Acquired.

                           It is currently impracticable to provide financial statements of the acquired Restaurants. The Company's independent auditor is currently completing its audit of the financial statements of the acquired Restaurants and it is anticipated that the Company will file those audited financial statements no later than 60 days following the date by which this Form 8-K must be filed.

                  (b)      Pro Formal Financial Information.

                           It is currently impracticable to provide pro forma financial statements of the acquired Restaurants. The Company's independent auditor is currently completing its audit of the financial statements of the acquired Restaurants and it is anticipated that the Company will file the pro forma financial statements no later than 60 days following the date by which this Form 8-K must be filed.

                  (c)      Exhibits.

10.1 Asset Purchase Agreement, dated June 11, 1996, among the Company, Solley's, Inc. and Sol Zide

10.2 Lease - Shopping Center Form, dated August 31, 1993, between Sol Zide and Plaza International

10.3 Amendment to Lease, dated April 4, 1996, between Sol Zide and Plaza International

10.4 Landlord Consent and Amendment to Lease, dated April 4, 1996, between the Company and Plaza International

10.5 Shopping Center Lease, dated April 2, 1984, between Solley's Inc. and WRAM Development Company

10.6 First Amendment to Shopping Center Lease, dated March 6, 1992, between Solley's, Inc. and WRAM Development Company

10.7 Landlord Consent and Amendment to Lease, dated May 6, 1996, among the Company, Solley's, Inc. and WRAM Development Company


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 11, 1996                  JERRY'S FAMOUS DELI, INC.



                                       By: /s/ Isaac Starkman
                                       President and Chief Executive Officer


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                                  EXHIBIT INDEX

Exhibit                                                                         Sequentially Numbered
Number            Description                                                            Page
10.1              Asset Purchase Agreement, dated June 11, 1996,
                  among the Company, Solley's, Inc. and Sol Zide

10.2              Lease - Shopping Center Form, dated August 31,
                  1993, between Sol Zide and Plaza International

10.3              Amendment to Lease, dated April 4, 1996, between
                  Sol Zide and Plaza International

10.4              Landlord Consent and Amendment to Lease, dated
                  April 4, 1996, between the Company and Plaza
                  International

10.5 Shopping Center Lease, dated April 2, 1984, between Solley's Inc. and WRAM Development
                  Company

10.6              First Amendment to Shopping Center Lease, dated
                  March 6, 1992, between Solley's, Inc. and WRAM
                  Development Company

10.7              Landlord Consent and Amendment to Lease, dated
                  May 6, 1996, among the Company, Solley's, Inc.
                  and WRAM Development Company